Exhibit 16.1

MillerEllin / company LLP

Certified Public Accountants

750 Lexington Avenue
New York, NY 10022-1200

212 750 9100 phone
212 750 2727 fax
mec@millerellin.com e-mail

April 24, 2009

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E., Mail Stop 6010
Washington, DC 20549

Ladies and Gentlemen:

We have reviewed the disclosures concerning Miller Ellin & Company LLP made by SheerVision, Inc. in Item 4.01 of its Current Report on Form 8-K dated April 14, 2009 and are in agreement with such disclosures.

Very truly yours,

Miller Ellin & Company, LLP

Miller Ellin & Company, LLP